Exhibit 10.10
SEVENTH AMENDMENT
TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
This Seventh Amendment to Amended and Restated Loan and Security Agreement is made and entered into as of December 19, 2014 (the “Amendment”) by and among SQUARE 1 BANK (“Bank”) and TRUPANION, Inc. and TRUPANION MANAGERS USA, Inc. (each a “Borrower”, and collectively “Borrowers”).
RECITALS
Borrowers and Bank are parties to that certain Amended and Restated Loan and Security Agreement dated as of August 24, 2012 (as amended from time to time, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.
NOW, THEREFORE, the parties agree as follows:

1)
Bank and Borrower hereby agree that Borrower shall no longer be required to maintain the Cash Security Account (as such term is defined immediately prior to the date of this Amendment), and Bank hereby releases its security interest in any Cash balances previously maintained in such account.

2)	Section 2.1(c) of the Agreement is hereby deleted in its entirety.

3)	Section 2.1(d) of the Agreement is hereby deleted in its entirety.

4)	Section 2.3(a)(ii) of the Agreement is hereby deleted in its entirety.

5)	Section 4.4 of the Agreement is hereby deleted in its entirety.

6)	Section 6.7(d) of the Agreement is hereby amended and restated, as follows:

(d)    Maximum EBITDA Loss/Minimum EBITDA. Measured monthly and calculated on a trailing three-months basis, Borrowers’ consolidated EBITDA loss shall not exceed the amounts set forth in the table immediately below for the corresponding reporting periods.

Reporting Period Ending	Maximum EBITDA Loss
September 30, 2014	($6,275,000)
October 31, 2014	($6,090,000)
November 30, 2014	($5,400,000)
December 31, 2014	($5,139,000)

EBITDA levels for subsequent reporting periods will be set by Bank based upon the board approved, fully-funded operating plan to be provided by Borrowers pursuant to Section 6.2(viii).

7)	Section 6.12 of the Agreement is hereby deleted in its entirety.

8)	Section 8.2(a) of the Agreement is hereby amended and restated, as follows:

(a)    If a Borrower fails to perform any obligation under Sections 6.2, 6.4, 6.5, 6.6, 6.7, or 6.10 or violates any of the covenants contained in Article 7 of this Agreement;

9)	The following defined terms set forth in Exhibit A to the Agreement are hereby amended and restated, as follows:

“Credit Extension” means each Advance or any other extension of credit by Bank to or for the benefit of a Borrower hereunder.

“Revolving Line” means a Credit Extension of up to $20,000,000 (inclusive of any amounts outstanding under the Ancillary Services Sublimit).

“Revolving Maturity Date” means July 23, 2016; provided, however, that the Revolving Maturity Date will be automatically renewed for an additional 12 month period, unless Bank provides Borrower written notice that it will not extend the Revolving Maturity Date at least 11 months prior to the then current Revolving Maturity Date.

10)	The defined terms “Availability End Date”, “Cash Security Account” and

11)	“Term Loan Maturity Date” and their associated definitions set forth in Exhibit A to the Agreement are hereby deleted in their entirety.

12)
Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Each Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

13)	Each Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment.

14)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

15)	As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

a)	this Amendment, duly executed by each Borrower;

b)	an officer’s certificate of each Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment;

c)	an Affirmation of Guarantee and Security, duly executed by Trupanion Brokers Ontario, Inc.;

d)	an Affirmation of Guarantee and Security, duly executed by Trupanion Canadian Shareholders, Ltd.;

e)	Second Amended and Restated Intellectual Property Security Agreements, duly executed by each Borrower;

f)	payment of a $25,000 facility fee, which may be debited from any of Borrowers’ accounts;

g)
payment of all Bank Expenses, including Bank’s expenses for the documentation of this amendment and any related documents, and any UCC, good standing or intellectual property search or filing fees, which may be debited from any of Borrowers’ accounts; and

h)	such other documents and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

TRUPANION, Inc.

By: /s/ Darryl Rawlings
Name: Darryl Rawlings
Title: President and CEO

TRUPANION Managers USA, Inc.

By: /s/ Darryl Rawlings
Name: Darryl Rawlings
Title: President and CEO

SQUARE 1 BANK

By: /s/ Michael Fulton
Name: Michael Fulton
Title: AVP

[Signature page to Seventh Amendment
to Amended and Restated Loan and Security Agreement]